As filed with the U.S. Securities and Exchange Commission on May 4, 2001


                                               Registration No. 333-____________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933


                              EDGAR ONLINE, INC.
            (Exact Name of Registrant as Specified in its Charter)

                  Delaware                              13-3781263
        (State or Other Jurisdiction        (IRS Employer Identification No.)
       of Incorporation or Organization)

                             50 Washington Street
                          Norwalk, Connecticut 06854
             (Address of Principal Executive Offices) (Zip Code)



                  EDGAR ONLINE, INC. 1996 STOCK OPTION PLAN
                  EDGAR ONLINE, INC. 1999 STOCK OPTION PLAN

                          (Full Title of the Plans)


                               Marc Strausberg
                            Chairman of the Board
                              EDGAR Online, Inc.
                             50 Washington Street
                          Norwalk, Connecticut 06854
                   (Name and Address of Agent for Service)
                                (203) 852-5666
        (Telephone Number, Including Area Code, of Agent for Service)

                       CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                            Proposed                Proposed
       Title of                                             Maximum                 Maximum
      Securities                    Amount                  Offering                Aggregate               Amount of
        to be                       to be                   Price                   Offering                Registration
      Registered                    Registered(1)           per Share               Price                   Fee
      ----------                    ------------            ---------               ---------               ------------
 1996 Stock Option Plan             Common Stock,           $2.32 (2)               $ 1,771,320             $  442.83
                                     $0.01 par value
                                    763,500 Shares

                                    Common Stock,           $1.125 (3)              $ 41,062.50             $   10.26
                                     $0.01 par value
                                    36,500

=========================================================================================================================

1999 Stock Option Plan              Common Stock,           $4.55 (2)               $ 5,757,952             $1,439.49
                                     $0.01 par value
                                    1,265,484

                                    Common Stock            $1.125 (3)              $151,330.50             $   37.83
                                     $0.01 par value
                                    134,516


(1) This Registration Statement covers 800,000 shares authorized to be offered by the 1996 Stock Option Plan ("1996 Plan") and 1,400,000 shares authorized to be offered under the 1999 Stock Option Plan, as amended ("1999 Plan")(collectively referred to as the "Plans"). Additionally, this Registration Statement covers an indeterminable number of shares of Common Stock which may hereinafter become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposed of calculating the registration fee. The computation is based on the weighted average exercise price (rounded to the nearest cent) per share of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) The price is estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on April 27, 2001.

                                   PART II

              Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          EDGAR Online, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the U.S. Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 29, 2001; and

      (b) The description of our Common Stock contained in our Registration Statement No. 000-26071 on Form 8-A filed with the Commission under
            Section 12 of the Securities Exchange Act of 1934, as amended ("1934 Act"), on May 14, 1999, including any amendment or report filed for the purpose of updating such description.


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          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 125(a) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

      The Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

      The Registrant's Amended and Restated By-laws provide that:

      - The Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law, subject to certain very limited exceptions;

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
      - The Registrant may indemnify its other employees and agents to the same extent that it indemnify its officers and directors, unless otherwise required by law, its certificate of incorporation, our bylaws or agreements; and

      - The Registrant must advance expenses as incurred, to its directors and executive officers in connection with legal proceedings to the fullest extent permitted by Delaware law, subject to certain very limited exceptions.

      The Registrant has obtained liability insurance for its officers and directors.

      At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

      The above discussion of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such restated certificate of incorporation, amended and restated by-laws and statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

Exhibit Number        Exhibit
--------------        -------

   4.1*               1996 Stock Option Plan
   4.2**              1999 Stock Option Plan
   5                  Opinion of Littman Krooks & Roth P.C.
   23.1               Consent of KPMG LLP, Independent Accountants
   23.2               Consent of Littman Krooks & Roth P.C., as contained in
                      Exhibit 5
   24.1               Power of Attorney

* Incorporated by reference with the Registrant's Registration Statement ("Registration Statement") on Form S-1, as filed with the Commission on March 30, 1999.

** Incorporated by reference with Amendment No.1 to the Registration Statement, as filed with the Commission on May 7, 1999.

ITEM 9.  UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed


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
to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Plan and 1999 Plan, as amended.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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
                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on this 4th day of May, 2001.

                                              EDGAR Online, INC.


                                              /s/ Marc Strausberg
                                         By:
                                              ---------------------------
                                              Marc Strausberg
                                              Chairman of the Board of Directors
                                                and Chief Information Officer

                       SECTION AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                    UNDER

                            SECURITIES ACT OF 1933


                              EDGAR ONLINE, INC.


                                EXHIBIT INDEX
                                -------------

 Number              Exhibit
 ------              -------
   4.1*              1996 Stock Option Plan
   4.2**             1999 Stock Option Plan
   5                 Opinion of Littman Krooks & Roth P.C.
  23.1               Consent of KPMG LLP, Independent Accountants
  23.2               Consent of Littman Krooks & Roth P.C., as contained in Exhibit 5
  24.1               Power of Attorney

* Incorporated by reference with the Registrant's Registration Statement on Form S-1, as filed with the Commission on March 30, 1999.

** Incorporated by reference to exhibit with corresponding number filed with Amendment No.1 to the Registration Statement, as filed with the Commission on May 7, 1999.